Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley Act

I, Kevin J. Adamson, President of Lincoln Variable Insurance Products Trust (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: February 18, 2016	/s/ Kevin J. Adamson
Kevin J. Adamson, President
(principal executive officer)

I, William P. Flory, Jr., Chief Accounting Officer of Lincoln Variable Insurance Products Trust (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: February 19, 2016	/s/ William P. Flory, Jr
William P. Flory, Jr., Chief Accounting Officer
(principal financial officer)